Exhibit 10.85

                             REIMBURSEMENT AGREEMENT

     THIS REIMBURSEMENT AGREEMENT (this "Agreement") dated as of August 28, 2002, ("Effective Date") is by and among MIIX Advantage Insurance Company of New Jersey, a New Jersey corporation ("MIIX Advantage"), MIIX Advantage Holdings, Inc., a New Jersey corporation ("Holdings"), and MIIX Insurance Company, a New Jersey corporation ("MIIX Insurance").

                                   Background

     A. Holdings and MIIX Advantage (collectively, "Advantage"), were formed to issue to (i) certain physicians, osteopaths, surgeons, dentists and podiatrists (collectively, "Physicians") who are licensed to practice medicine, dentistry or podiatry in New Jersey and who conduct at least 51% of such practice in New Jersey and (ii) entities formed for the purpose of such Physicians' practices which are not wholly-owned by one or more Institutional Providers, as defined in
Section 5.1 hereof (those persons described in clauses (i) and (ii) collectively referred to as "New Jersey Physicians") medical professional liability and associated general liability insurance policies (the "Insurance Business"). MIIX Advantage is a wholly owned subsidiary of MIIX Holdings. Pursuant to a Preliminary Offering Letter dated May 24, 2002, as supplemented by a letter dated August 5, 2002, MIIX Holdings is seeking to raise certain funds, which will be used to capitalize MIIX Advantage (the "Offering").

     B. Pursuant to a Management Services Agreement (the "Management Agreement") entered into by and among The MIIX Group, Inc. ("MIIX Group"), New Jersey State Medical Underwriters, Inc. ("Underwriter"), and Advantage, MIIX Group and Underwriter will provide to Advantage certain management services in connection with the Insurance Business.

     C. Pursuant to a Non-competition and Renewal Rights Agreement entered into by and among MIIX Group, Underwriter, MIIX Insurance Company ("MIIX Insurance"), and Advantage contemporaneously herewith (the "Renewal Rights Agreement"), MIIX Group will inform New Jersey Physicians that MIIX Insurance can no longer issue policies and advise such physicians that MIIX Advantage may issue new policies provided certain conditions are satisfied.

     D. Pursuant to an Intellectual Property License Agreement entered into by and among Underwriter and Advantage contemporaneously herewith (the "License Agreement"), the "MIIX" name and associated marks will be licensed to Advantage for use in connection with the Insurance Business.

     E. MIIX Insurance has incurred and will continue to incur on behalf of Advantage substantial costs and expenses in connection with the Offering and other organizational matters.

     F. Advantage desires to reimburse such costs and expenses pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing background recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. Advancement of Organizational Expenses. MIIX Insurance hereby agrees to pay all costs and expenses (currently estimated at approximately $1.5 million) incurred by Advantage in connection with, and reasonably allocable to, the Offering and all other organizational matters, which costs and expenses are listed on Schedule A, and include, without limitation, legal, regulatory, accounting, investment banking, administrative and miscellaneous expenses (collectively, "Organizational Expenses"). Schedule A shall also set forth the allocation of the Organizational Expenses between, and as mutually agreed to by, Holdings and MIIX Advantage. Any dispute regarding such allocation shall be resolved by an independent auditor mutually agreed upon by the parties, the cost of such auditor to be borne by the non-prevailing party.

     2. Reimbursement of Organizational Expenses. Advantage agrees to reimburse MIIX Insurance for the Organizational Expenses paid by MIIX Insurance hereunder, as follows:

          (a) On the Effective Date of this Agreement, Advantage shall pay to MIIX Insurance thirty-five percent (35%) of the total principal amount of the Organizational Expenses paid by MIIX Insurance pursuant to the terms of this Agreement.

          (b) The remainder of the principal amount of the Organizational Expenses shall be paid in three installments, as follows:

                                                    Percentage of Organizational
                  Repayment Date                     Expenses to be Reimbursed
                  --------------                    ----------------------------
                  September 30, 2003                            30%

                  September 30, 2004                            25%

                  September 30, 2005                            10%


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

          (c) The Organizational Expenses may be prepaid, in advance of the foregoing repayment schedule, in whole or in part, without penalty to Advantage, provided, that any such prepayment shall be in an amount equal to $100,000 or an even multiple thereof, or the remaining balance of the Organizational Expenses.

          (d) From and after the ninetieth (90th) day after the Effective Date, the outstanding balance of the Organizational Expenses shall bear interest, payable on each payment date set forth in subparagraph 2(a) hereof based on the daily outstanding balance of the Organizational Expenses, at a rate per annum equal to two percent (2%) above the prime rate reported in the Wall Street Journal, determined as of a date that is thirty (30) days prior to each such payment date. Such interest shall be calculated based on the actual number of days elapsed over a year of 364 or 365 days, as applicable.

     3. Additional Organizational Expenses. Any Organizational Expenses that arise after the date hereof (as reflected on an amendment to Schedule A) shall be paid and amortized over the remaining Term in accordance with the schedule set forth in Section 2. If any payment to be made under this Agreement is due on a Saturday, Sunday or federal banking holiday, such payment may be made on the next succeeding business day.

     4. Late Payments. Any payment required to be made hereunder which is not paid when and as due and payable hereunder shall accrue and bear interest from the date such payment is due and payable until the date such payment is made at the rate set forth in Section 2 above and, in the event that such a payment is sixty (60) days or more past due, from and after such 60th day at a rate equal to three percent (3%) in excess of the rate otherwise applicable pursuant to
Section 2 above.

     5. Default. Upon the failure of Advantage to pay any payment when due, which failure is not cured within sixty (60) days after written notice thereof, the entire principal balance and any and all interest accrued thereon shall, at the option of MIIX Insurance, become immediately due and payable.

     6. Access to Records. Upon request, MIIX Insurance shall provide Advantage access during regular business hours to any and all records reasonably related to the Organizational Expenses paid by MIIX Insurance pursuant to this Agreement.

     7. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity not a party to this Agreement any rights or remedies under or by reason of this Agreement.

     8. No Assignment. No party hereto may assign or delegate any of the rights or obligations hereunder without the express written consent of the other party.

     9. Notices. Any notice required or which may be given hereunder shall be in writing and shall be deemed to have been given (i) when delivered to the addressee in

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

person, (ii) if telexed or faxed, then on the date shown on the confirming receipt, and, if notice is telexed or faxed, a copy shall be mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) when sent by registered or certified mail, return receipt requested and postage prepaid, on the date shown on the receipt or (iv) when sent by express mail or courier service, postage or charges prepaid, on the date of delivery as shown on the receipt or confirmation therefor, in each case, addressed to the parties as set forth below or at such other address as the party may specify in a notice complying with this Section 9; provided that notice sent by any other method shall be effective only when received by the party to which such notice was addressed.::

               MIIX Advantage Insurance Company of New Jersey
               Two Princess Road, Lawrenceville, New Jersey 08648
               Attention:  Corporate Secretary

               MIIX Advantage Holdings, Inc.
               Two Princess Road, Lawrenceville, New Jersey 08648
               Attention:  Corporate Secretary

               MIIX Insurance Company
               Two Princess Road, Lawrenceville, New Jersey 08648
               Attention:  Corporate Secretary

     10. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey without regard to conflict of law principles.

     11. Headings. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement and references to the masculine, feminine, singular, plural or neuter shall apply in all cases.

     12. Entire Agreement. This Agreement, the Management Agreement, the License Agreement and the Renewal Rights Agreement contain the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supercede any and all prior agreements and understandings, whether oral or written, relating to the subject matter hereof or thereof. This Agreement may be changed or supplemented only by a written agreement signed by the parties hereto.

     13. Severability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the non-enforceability of any provisions hereof shall not render non-enforceable or impair the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or non-enforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.


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

     14. Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed an original but when taken together shall constitute one and the same agreement.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              MIIX INSURANCE COMPANY

                                              By: ______________________________
                                                     Name:
                                                     Title:

                                              MIIX ADVANTAGE INSURANCE COMPANY
                                              OF NEW JERSEY

                                              By: ______________________________
                                                     Name:
                                                     Title:

                                              MIIX ADVANTAGE HOLDINGS, INC.

                                              By: ______________________________
                                                     Name:
                                                     Title:


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

                                   SCHEDULE A

                             Organizational Expenses

Description                                                            Amount
-----------                                                            ------
Advertising                                                          $179,432.85
Directors Compensation - Monthly Stipend                                1,666.67
Meals & Entertainment                                                   9,330.92
Travel                                                                  2,247.64
EDP Maintenance                                                        10,234.00
Copying                                                                    70.25
Public & Shareholder Relations                                          1,270.25
Printing                                                               24,929.04
Office Supplies                                                           466.32
EDP Supplies/Equipment                                                    177.26
Delivery Service                                                        7,026.75
Postage                                                                31,987.40
Telephone - long distance                                                 150.28
Telephone - cellular, pagers & misc.                                      918.77
Professional Services Legal                                           389,827.93
License & Fees - State Specific                                           284.00
Professional Services Consulting                                      614,935.88
IS Professional Consulting Service                                      6,900.00
Meeting & Company Functions                                               644.85
Bank Service Fees                                                       4,000.00
                                                                   -------------
TOTAL                                                              $1,286,501.06


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